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                                                                   EXHIBIT 10.76



                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of February 18, 1998, made by and between Selfcare Consumer Products, Inc., a Delaware corporation (the "Company"), Selfcare, Inc., a Delaware corporation and the parent corporation of the Company ("Selfcare") and Herbert Cover, an individual residing at 6924 E. Night Glow Circle, Scottsdale, Arizona (the "Employee"),

                          W I T N E S S E T H  T H A T:

         WHEREAS, the Company desires to employ Employee as one of its executive officers for the period and upon and subject to the terms herein provided;

         WHEREAS, the Company desires to be assured that Employee will not compete with the Company for the period and within the geographical areas hereinafter specified; and

         WHEREAS, Employee is willing to agree to be employed by the Company for the period and upon and subject to the terms herein provided;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

         SECTION 1. Term of Employment; Compensation. The Company agrees to employ Employee from the date hereof for three (3) years thereafter. The Company will pay Employee for his services during the term of the Employee's employment hereunder at an annual rate of One Hundred and Fifty Thousand U.S. Dollars ($150,000), payable in arrears, in equal installments, in accordance with standard Company practice, but in any event not less often than monthly, subject only to such payroll and withholding deductions as are required by law. Such annual compensation shall be subject to an annual review and may be increased as mutually agreed upon by the Company and the Employee. Employee shall also be eligible for any bonuses and other cash and non-cash compensation customarily awarded by the Company or Selfcare to senior executives of the Company or Selfcare.

         SECTION 2. Office and Duties; Location. Employee shall have the usual duties of managerial personnel, shall have responsibility for participating in the management and direction of the Company's business and operations and shall perform such specific other tasks, which are appropriate for a senior executive of Selfcare, as may from time to time be assigned to the Employee and, in particular, Employee shall, as Executive Vice President of Sales and Trade Relations of the Company's wholly-owned subsidiary, Can-Am Care Corporation ("Can-Am"), be responsible for the sale and marketing of Can-Am's products, subject to the direction of the President and Board of


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Directors of Can-Am. Employee shall devote substantially all of his business time, labor, skill, undivided attention and best ability to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of the Company. Except as expressly provided herein, during the term of his employment, Employee shall not directly or indirectly pursue any other business activity, without the Company's prior written consent.

         The Company shall not require Employee to relocate outside the greater Scottsdale, Arizona area. Employee agrees not to move to any location outside of North America that would materially adversely affect the performance of his obligations under this Agreement. Employee agrees that he will travel to the extent that is reasonably necessary in the conduct of the Company's business; provided, however, that such travel is consistent with past practices at Can-Am.

         SECTION 3. Expenses. Employee shall be entitled to reimbursement for expenses incurred by him in connection with the performance of his duties hereunder upon receipt of vouchers therefor in accordance with such procedures as the Company has heretofore or may hereafter establish.

         SECTION 4. Vacation During Employment. Employee shall be entitled to such reasonable vacations as may be allowed by the Company for senior executives of the Selfcare or the Company, but in any event not less than four (4) weeks during each twelve (12) month period.

         SECTION 5. Additional Benefits. Nothing herein contained shall preclude Employee, to the extent he is otherwise eligible, from participation in all group insurance programs, stock option plans, or other fringe benefit plans which the Selfcare or the Company makes available or may hereafter make available generally to its senior executives, in its sole and absolute discretion, but neither Selfcare nor the Company shall be required to establish or maintain any such program or plan except, that, the Selfcare or Company shall provide disability insurance coverage during the term of this Agreement.

         SECTION 6.  Termination of Employment.

         (a) Notwithstanding any other provision of this Agreement, Employee's employment may be terminated:

                  (i) By the Company without cause upon not less than ninety
(90) days' written notice in which event the Company shall pay to Employee an amount equal to fifty per cent (50%) of the base salary required to be paid under this Agreement, for the remainder of the term of this Agreement, which payments will be made in the same periodic installments as were Employees salary payments during Employee's employment.


                  (ii) By the Company for "Cause" (as herein defined) in which event the Company's obligation to pay future compensation hereunder shall cease forthwith, except for any obligation of



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the Company under any compensation or benefit plan in which Employee is then a vested beneficiary. "Cause" means:

                           (A)  Employee's material failure, refusal or
inability to perform, neglect of or carrying out in an irresponsible way his duties hereunder, or breach of any one or more of the material provisions of this Agreement, which shall have continued for a period of thirty (30) days (or such longer period as is reasonably required to cure such breach with diligent and good faith effort) after written notice to Employee from the Chairman of Selfcare or other representative of the Board of Directors of Selfcare specifying such breach or failure and which shall not have resulted from a breach of any material provision of this Agreement by Selfcare or the Company;

                           (B)  inability of Employee to discharge his duties
hereunder for one or more periods totaling six (6) months during any consecutive twelve (12) month period due to illness, accident or other disability (mental or physical); or

                           (C)  Employee's theft or embezzlement from the
Company or commission of, plea of nolo contendere to, or conviction of any crime involving moral turpitude or any other illegal act that materially adversely reflects upon the business, affairs or reputation of the Company or on Employee's ability to perform his duties hereunder.

                  (iii) By the Employee for any reason upon ninety (90) days' written notice, in which event the Company's obligation to pay future compensation hereunder shall cease forthwith, except for any obligation of Selfcare or the Company under any compensation or benefit plan in which Employee is then a vested beneficiary; provided, however, that if such termination by the Employee is the result of a material breach by Selfcare or the Company of the terms hereof which continues for ten (10) days (or such longer period as is reasonably required to cure such breach with diligent and good faith effort) after the Company's receipt of written notice thereof, then the Company shall pay to Employee an amount equal to fifty per cent (50%) of the base salary required to be paid under this Agreement, for the remainder of the initial term of this Agreement, which payments will be made in the same periodic installments as were Employees salary payments during Employee's employment.

         (b) In the event of Employee's death during the term of his employment, the Company's obligation to pay further compensation hereunder shall cease forthwith, except that Employee's legal representative shall be entitled to receive his fixed compensation for the period up to the last day of the month in which such death shall have occurred.

         (c) In the event that Employee's employment is terminated pursuant to
Section 6(a)(i) or 6(a)(iii), Selfcare or the Company shall continue to provide, beyond such period as is required by applicable law, at Employee's expense, any health, medical and/or dental insurance coverage provided for such Employee during his employment for as long as the Employee desires, provided such coverage is permitted by the Company's insurance carrier.

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         SECTION 7. Disclosure and Assignment of Intellectual Property. Employee
shall promptly disclose to the Company and any successor or assign of the Company, and grant to Selfcare or the Company, and their successors and assigns (without any separate remuneration or compensation other than that received by him from time to time in the course of his employment) his entire right, title and interest throughout the world in and to all research, information, inventions, designs, procedures, developments, discoveries, improvements, patents and applications therefor, trademarks and applications therefor, copyrights and applications therefor, trade secrets, drawings, plans, systems, methods, specifications, and all other manufacturing, engineering, technical, research and development data and know-how made, conceived, developed and/or acquired by him solely or jointly with others during the period of his employment with the Company or within one year thereafter, which relate to the manufacture, production or processing of any products developed or sold by Selfcare or the Company (herein sometimes "Intellectual Property") during the term of this Agreement or which are within the scope of or usable in connection with the business of Selfcare or the Company as it may, from time to time, hereafter be conducted or proposed to be conducted. (It is understood and agreed that Employee has heretofore disclosed to the Company, and assigned to it, all Intellectual Property now known to him over which he has any control.) Employee agrees to execute all appropriate patent applications securing all United States and foreign patents on all Intellectual Property, and to do, execute and deliver any and all acts and instruments that may be necessary or proper to vest all Intellectual Property in Selfcare or the Company, or their nominee or designee, and to enable Selfcare or the Company, or their nominee or designee, to obtain all such patents; and Employee agrees to render to Selfcare or the Company, or their nominee or designee, all such assistance as it may require in the preparation and prosecution of all such patent applications and applications for the re-issue of such patents, and in the prosecution or defense of all interferences which may be declared involving any of said patent applications or patents, but the expense of all such assignments and patent applications, or all other proceedings referred to herein above, shall be borne by the Company. Employee shall be entitled to fair and reasonable compensation for any such assistance requested by the Company or its nominee or designee and furnished by him after the termination of his employment.

         SECTION 8.

                  (a) Confidentiality. Employee shall not (other than in connection with his employment with the Company, Selfcare or any of its subsidiaries), either during the period of his employment with the Company or thereafter, use or disclose to any competitor or other third party any Confidential Information (as herein defined). Employee acknowledges that the continued success of Selfcare and the Company is largely dependent upon maintaining the confidentiality of such information and preventing its disclosure to competitors and other third parties. "Confidential Information" means information pertaining to research and development of new product designs, sales, distribution and marketing information, trade secrets, any Intellectual Property or any of the other types of information referred to in Section 8, and customer data of Selfcare or the Company, but shall not include any information relating to, or obtained in the ordinary course of his past or future dealings with AMG Medical, Inc. "Customer data" means any information pertaining to a customer, distributor, supplier or other person or entity contracted to utilize Selfcare's or the



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Company's services or purchase or license their products, including, but not limited to, preferences, pricing information, service needs, and similar insider knowledge of such parties' requirements obtained by Selfcare or the Company or obtained by Employee. Employee agrees that for as long as Employee is employed by the Company and for a period of two (2) years thereafter, Employee will not (except to the extent required by the regular performance of his duties) disclose to any unauthorized person or use for his own account, anywhere within the Restricted Territory (as herein defined) any Confidential Information without the prior written consent of the Company, unless and to the extent the aforementioned matters become known to or available for use by the public otherwise than as a result of Employee's acts or omissions to act. Employee further agrees that upon termination of this Agreement he will not withhold or retain any records, papers, letters or other data and information with respect to Selfcare's or the Company's business without the prior written consent of the Company's Board of Directors. For purposes of this agreement, "Restricted Territory" means the entire world.

                  (b) Non-competition. As long as Employee is employed by the Company and for a period of two (2) years thereafter, Employee agrees that, except with the prior written consent of the Company's Board of Directors, he will not directly or indirectly solicit, divert, attempt to take away or interfere with any customer, client or distributor of Selfcare or the Company, nor will he or any member of his immediate family own, manage, operate, control, be employed by, participate in or otherwise engage in, or permit his name to be used by or in connection with a Restricted Business (as herein defined) in a Restricted Territory, whether such activity shall be for profit or not. The parties agree that the Employee's ownership of no more than five percent of the outstanding voting stock of a publicly traded corporation shall not constitute a violation of this provision. For purposes of this Agreement, "Restricted Business" shall mean any business which provides the same types of products and services that Selfcare or the Company provides as of the date hereof; provided, however, that "Restricted Business" shall not include the sale, marketing or distribution of durable medical equipment in any area, including the Restricted Territory.

                  (c) Non-solicitation. As long as Employee is employed by the Company and for a period of two (2) years thereafter, Employee agrees that, except with the prior written consent of the Company's Board of Directors, he will not solicit, induce, attempt to hire, or hire any employee of Selfcare or the Company (or any other person who may have been employed by the Company during the six (6) months immediately preceding such solicitation), or assist in such hiring by any other person or business entity or encourage any such employee to terminate his employment with Selfcare or the Company.

                  (d) Construction. Employee and the Company are of the belief that the period of time, the area and the scope of the prohibited activity herein specified are reasonable, in view of the nature of the business in which Selfcare and the Company are engaged and propose to engage, the state of their product development and Employee's knowledge of this business. However, if such period, such area or such scope of prohibited activity should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months, such area shall be reduced by elimination of such portion of such area or such scope of prohibited activity shall be



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reduced, or all, as are deemed unreasonable, so that this covenant may be enforced in such area, during such period of time and within the scope of activity as is adjudged to be reasonable.

         SECTION 9. No Conflicts. Employee represents and warrants to the Company that he is not now under any obligations to any person, firm or corporation, and has no other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair, in any way, the performance by him of any of the covenants or his duties in his said employment.

         SECTION 10. Equitable Relief. Employee recognizes and agrees that Selfcare's and the Company's remedy at law for any breach of the provisions of
Section 7 or 8 hereof would be inadequate, and he agrees that for breach of such provisions, the Selfcare and the Company shall, in addition to such other remedies as may be available to them at law or in equity or as provided in this Agreement, be entitled to injunctive relief and to enforce their rights by an action for specific performance to the extent permitted by law. Should Employee engage in any activities prohibited by this Agreement, he agrees to pay over to Selfcare or the Company all compensation, remunerations or moneys or property of any sort received in connection with such activities; such payment shall not impair any rights or remedies of Selfcare or the Company or obligations or liabilities of Employee which such parties may have under this Agreement or applicable law.

         SECTION 11.  Miscellaneous.

                  (a) Entire Agreement, etc. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supercedes all other prior or contemporaneous agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  (b) Amendments and Supplements. This Agreement may not be amended, supplemented or discharged, and no provision hereof may be modified or waived, except by an instrument in writing signed by both parties hereto.

                  (c) No Waiver. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

                  (d) Assignability. In the event that the Company shall be merged with, or consolidated into, any other corporation, or in the event that it shall sell and transfer substantially all of its assets to another corporation, the terms of this Agreement shall inure to the benefit of, and be assumed by, the corporation resulting from such merger or consolidation, or to which the Company's assets shall be sold and transferred. This Agreement shall not be assignable by



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Employee, but it shall be binding upon, and to the extent provided in Section 6 shall inure to the benefit of, his heirs, executors, administrators and legal representatives.

                  (e) Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

                  (f) Survival. Employee agrees that his obligations under Sections 7 and 8 of this Agreement shall be binding upon him irrespective of the duration of his employment by the Company, the reasons for any cessation of his employment by the Company, or the amount of his compensation and shall survive the termination of this Agreement (whether such termination is by the Company, by Employee, upon expiration of this Agreement or otherwise).

                  (g) Notices. All notices, consents, approvals, directions and instructions required or permitted under this Agreement shall be effective when received and shall be given in writing and delivered either by hand or by registered or certified mail, postage prepaid, or by telecopier, and addressed as follows:

         If to Employee:

                  Herbert Cover
                  6924 E. Night Glow Circle
                  Scottsdale, AZ 85262
                  Facsimile: (602) 488-4684

         with a copy to:

                  Schulte Roth & Zabel LLP
                  900 Third Avenue
                  New York, NY 10022
                  Attention: Stuart Freedman, Esq.
                  Facsimile: (212) 593-5955


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         If to the Company or Selfcare:

                  Selfcare, Inc.
                  200 Prospect Street
                  Waltham, MA 02154
                  Attention: Ron Zwanziger, Chairman and Chief Executive Officer
                  Facsimile: (617) 647-3939

         with a copy to:

                  Foley, Hoag & Eliot LLP
                  One Post Office Square
                  Boston, MA 02109
                  Attention: John D. Patterson, Jr., Esq.
                  Facsimile: (617) 832-7000

                  (h) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of New York except to the extent the laws of any other jurisdiction are mandatorily applicable.

                  (i) Construction of Agreement. A reference to a Section shall mean a Section in this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation". All personal pronouns used in this Agreement shall include the other gender whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

                  (j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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                  IN WITNESS WHEREOF, the parties hereto have executed or caused this Employment Agreement to be duly executed as a sealed instrument as of the day and year first above written.

                                            SELFCARE CONSUMER PRODUCTS, INC.



                                            By:_____________________________
                                               Name:  Anthony Hall
                                               Title: Treasurer


                                            SELFCARE, INC.



                                            By:_____________________________
                                               Name:  Anthony Hall
                                               Title: Chief Financial Officer



                                            ________________________________
                                            Herbert Cover





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